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                                                                    Exhibit 99.2


                              Exhibit 24(b)(10)(a)

               Written Consent of Sutherland Asbill & Brennan LLP
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                               [S.A.B. Letterhead]




                                   May 1, 2002

Board of Directors

Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway

St. Petersburg, FL  33716

               RE:    WRL Series Annuity Account

                      WRL Freedom Enhancer

                      File Nos. 33393169/8115672

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N4 (File No. 33393169) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                                 By: /s/ Mary Jane Wilson-Bilik

                                                         Mary Jane Wilson-Bilik